EXHIBIT 10.1

FIRST AMENDMENT
TO
CREDIT AGREEMENT

DATED AS OF
MAY 13, 2008

Between

PRC Williston LLC

as the Borrower,

D.B. Zwirn Special Opportunities Fund, L.P.
as the Administrative Agent,

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of May 13, 2008, is among PRC Williston LLC, a Delaware limited liability company (the “Borrower”); D. B. Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”).

R E C I T A L S

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 16, 2007 (the “Original Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.

B.           The Borrower has requested and the Lenders have agreed to amend certain provisions of the Original Credit Agreement under terms and conditions of this First Amendment.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Defined Terms.  Each capitalized term used herein, but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections in this First Amendment refer to Sections of the Credit Agreement.  The term “Credit Agreement” means the Original Credit Agreement as amended by this First Amendment.

Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.02.

The following definitions provided for in Section 1.02 are hereby amended and restated in their entirety to read as follows:

“EBITDA” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization and other similar noncash charges, minus all noncash items added to Consolidated Net Income.  Notwithstanding the foregoing, for purposes of computing EBITDA for any fiscal quarter ending on or before March 31, 2009, (i) in lieu of using the actual Operating Costs incurred by  Borrower and its Consolidated Subsidiaries for such fiscal quarter Borrower shall use a fixed amount of $255,000 per fiscal quarter and (ii) in lieu of using the actual General Administrative Costs incurred by  Borrower and its Consolidated Subsidiaries for such fiscal quarter Borrower shall use a fixed amount of $60,000 per fiscal quarter.

“Consolidated Interest Expense” means, for any period, total interest expense and prepayment charges (including that which is capitalized and that which is attributable to Capital Leases, in accordance with GAAP) of the Borrower and its Consolidated Subsidiaries, as appropriate, on a consolidated basis with respect to all outstanding indebtedness of the Borrower and its Consolidated Subsidiaries, but excluding, specifically, all commissions, discounts and other fees and charges owed with respect to any letters of credit, amortization of debt, discount, expense and other deferred financing costs.

Section 3.    Waivers.  Administrative Agent, for itself and on behalf of the Lenders, agrees that Borrower is not required to comply with Section 10.01(a) and Section 10.01(b) with respect to meeting the financial covenant ratios provided for therein for the fiscal quarter ending March 31, 2008.

Section 4.    Conditions Precedent.  This First Amendment shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied or waived in accordance with Section 13.02 of the Credit Agreement:

4.1    The Administrative Agent shall have received from the Borrower counterparts in such number as may be requested by the Administrative Agent of this First Amendment signed on behalf of Borrower.

4.2    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

4.3    No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.

Section 5.    Miscellaneous.

5.1    Acknowledgment.  Borrower acknowledges and agrees that (i) prior to the date hereof that Lenders have advanced $31,425,442 to Borrower, (ii) the amount outstanding under the Credit Agreement as of the date hereof is $16,103,772, (iii) there has been no Subsequent Commitment Increase since September 12, 2007 and that such Subsequent Commitment Increase which, was originally an increase of $8,136,000, is the only Subsequent Commitment Increase that Lenders and Administrative Agent have approved through the date hereof that has any availability left thereunder and as of the date hereof the amount that remains available thereunder for Loans (subject to the other terms of the Credit Agreement) is $1,110,380 (“Available Subsequent Commitment Increase”) and (iv) other than with respect to the Available Subsequent Commitment Increase, Lenders have advanced the full amount required to be advanced pursuant to the Credit Agreement and each Subsequent Commitment Increase under the Credit Agreement and Lenders have no further obligation to advance any amounts under the Credit Agreement unless and until the Lenders in their sole and unfettered discretion approve a new Subsequent Commitment Increase Request after the date hereof.

5.2    Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

5.3    Ratification and Affirmation; Representations and Warranties.  The Borrower and each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby and the waivers granted pursuant to waiver letters dated as of August 27, 2007, September 19, 2007, October 29, 2007, and March 10, 2008 between Administrative Agent and Borrower, and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date.

5.4    No Waiver.  Borrower understands and agrees, for itself and for any and all predecessors, successors, affiliates and assigns, including any shareholder, indirect or otherwise, any employee, director, agent, officer, consultant or otherwise, and any affiliate of any of the foregoing, that except for the waivers expressly provided for in Section 3 above, the execution of this agreement and any actions taken in respect thereto will not be deemed to act as a waiver of any rights or actions any such party may have against any other such party.

5.5    Loan Document.  This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.6    Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.7    NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

5.8    GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	PRC WILLISTON LLC

By: /s/ Wayne P. Hall
Wayne P. Hall, Chief Executive Officer

ADMINISTRATIVE AGENT:	D. B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

By: D.B. Zwirn Partners, LLC, its general partner

By: /s/ David C. Lee
Name: David C. Lee
Title: Authorized Signatory

ACKNOWLEDGED AND AGREED TO BY:

GUARANTOR:	PETRO RESOURCES CORPORATION

By: /s/ Wayne P. Hall
Wayne P. Hall, Chief Executive Officer

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